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Exhibit 99.1

724 SOLUTIONS INC.

Securities Commission of Newfoundland and Labrador
Nova Scotia Securities Commission
New Brunswick Securities Commission
Registrar of Securities, Prince Edward Island
Autorité des marches financiers
Ontario Securities Commission
Manitoba Securities Commission
Saskatchewan Securities Commission
Alberta Securities Commission
British Columbia Securities Commission

August 9, 2006

REPORT OF VOTING RESULTS

In accordance with Section 11.3 of National Instrument 51-102 — Continuous Disclosure Obligations, we hereby advise of the results of the voting on matters submitted to the Annual and Special Meeting (the "Meeting") of Securityholders of 724 Solutions Inc. (the "Corporation") held on August 8, 2006.

The matters voted upon at the Meeting and the results of the voting were as follows:

Resolution #1: Approval of the arrangement of the Corporation under Section 182 of the Business Corporations Act (Ontario) (the "OBCA")

By way of ballot, the special resolution to approve the arrangement was approved. The total votes cast by all shareholders and holders on in-the-money options present in person or represented by proxy, voting together as one class, were as follows:

	Total Votes	Percentage of Votes Cast
For	1,882,233	81.85%
Against	417,299	18.15%
Abstain	1,132

Total Votes Cast	2,300,664	100%

The total votes cast by all shareholders excluding the votes cast by Interested Persons (Joseph C. Aragona, John J. Sims, Austin Ventures VIII, L.P., Austin Ventures VI, L.P. and Austin Ventures VI Affiliates Fund, L.P.) were as follows:

	Total Votes	Percentage of Votes Cast
For	1,121,491	72.88%
Against	417,299	27.12%
Abstain	1,132

Total Votes Cast	1,539,922	100%

Resolution #2: Approval of the continuance of the Corporation from the Canada Business Corporations Act to the OBCA

By way of ballot, the special resolution to approve the continuance of the Corporation was approved. The total votes cast by all shareholders present in person or by proxy were as follows:

	Total Votes	Percentage of Votes Cast
For	1,753,795	80.90%
Against	414,014	19.10%
Abstain	1,683

Total Votes Cast	2,169,492	100%

Resolution #3: Election of Directors for a term expiring not later than the Corporation's 2007 annual meeting

The total votes cast by all shareholders present in person or by proxy were as follows:

Name of Nominees	Votes For	Percentage of Votes Cast	Votes Withheld	Percentage of Votes Cast
John J. Sims	2,347,650	81.26%	541,399	18.74%
James D. Dixon	2,352,164	81.42%	536,885	18.58%
Barry J. Reiter	2,350,849	81.37%	538,200	18.63%
Joseph C. Aragona	2,351,681	81.40%	537,368	18.60%
J. Ian Giffen	2,356,984	81.58%	532,065	18.42%
Benjamin L. Scott	2,353,241	81.45%	535,808	18.55%

Resolution #4: Approval of the appointment of KPMG LLP as the auditors of the Corporation and the authorization of the directors to fix their remuneration

By way of ballot, the ordinary resolution to approve the appointment of KPMG LLP was approved. The total votes cast by all shareholders present in person or by proxy were as follows:

	Total Votes	Percentage of Votes Cast
For	2,698,208	93.53%
Against	186,706	6.47%
Abstain	4,135

Total Votes Cast	2,889,049	100%

DATED: August 9, 2006

724 SOLUTIONS INC.
By:	/s/ STEPHEN MORRISON Stephen Morrison Chief Financial Officer and Senior Vice-President, Corporate Services

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724 SOLUTIONS INC.
REPORT OF VOTING RESULTS